Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-206752) of Otonomy, Inc., and
(2)

Registration Statement (Form S-8 Nos. 333-209990, 333-202851 and 333-198116) pertaining to the 2014 Equity Incentive Plan, 2014 Employee Stock Purchase Plan and Amended and Restated 2010 Equity Incentive Plan;

of our report dated March 8, 2018, with respect to the financial statements of Otonomy, Inc., included in this Annual Report (Form 10‑K) of Otonomy, Inc. for the year ended December 31, 2017.

/s/ Ernst & Young LLP

San Diego, California

March 8, 2018